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                                               , 1999
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     Re:  Receivable Financing for Fonix Corporation
                                         Accounts Receivable
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Dear
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     Fonix Corporation (the "Company") appreciates your advice, counsel and work in connection with the structuring of relationships between the Company and various institutional lenders willing to provide receivable financing for the contracts.  As agreed, your fee will be paid in the
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form of                         shares of unrestricted common stock of the
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Company.  We will promptly instruct our counsel to make the necessary filings to have the shares issued as soon as possible.

     Thank you again for your help and assistance.

                                 Respectfully,



                                 Roger D. Dudley
                                 Executive Vice President

Accepted and Agreed to:



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